Report of Independent Accountants

To the Trustees of
AmSouth Mutual Funds:

In planning and performing our audits
 of the financial statements of
AmSouth Mutual Funds for the year
 ended July 31, 1999 we considered
 its internal control, including
controls over safeguarding securities,
 in order to determine our auditing
 procedures for the purpose of
expressing our opinion on the
financial statements and to comply
 with the requirements of Form N-SAR,
 not to provide assurance on
internal control.

The management of AmSouth Mutual
Funds is responsible for establishing
 and maintaining internal control.
 In fulfilling this responsibility,
 estimates and judgements by management
 are required to assess the expected
 benefits and related costs of controls.
  Generally, controls that are
relevant to an audit pertain to the
entity's objective of preparing
financial statements for external
purposes that are fairly presented
in conformity with generally accepted
 accounting principles.  Those
controls include the safeguarding
of assets against unauthorized
acquisition, use, or disposition.

Because of inherent limitations in
internal control, errors or
irregularities may occur and may not
be detected.  Also, projection of
any evaluation of internal control
to future periods is subject to the
risk that it may become inadequate
 because of changes in conditions
 or that the effectiveness of the
 design and operation may deteriorate.

Our consideration of internal control
 would not necessarily disclose all
 matters in internal control that
might be material weaknesses under
standards established by the American
 Institute of Certified Public
 Accountants.  A material weakness
is a condition in which the design
 or operation of any specific
internal control component does not
 reduce to a relatively low level
 the risk that errors or irregularities
 in amounts that would be material
in relation to the financial statements
 being audited may occur and not be
 detected within a timely period by
 employees in the normal course of
performing their assigned functions.
  However, we noted no matters
involving internal control, including
 controls over safeguarding securities,
 that we consider to be material
weaknesses as defined above as of
 July 31, 1999.

This report is intended solely for
the information and use of management
 and the Trustees of AmSouth Mutual
 Funds and the Securities and
Exchange Commission.

September 21,1999